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                                                                    EXHIBIT 23.5

                              ACCOUNTANTS' CONSENT

The Board of Directors
Charter One Financial, Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 of Charter One Financial, Inc. (relating to the merger of Charter One Financial, Inc. and St. Paul Bancorp, Inc.) of our report dated January 30, 1998, relating to the consolidated statement of financial condition of ALBANK Financial Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1997, which report has been incorporated by reference in the December 31, 1998 annual report on Form 10-K of Charter One Financial, Inc.

We also consent to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

/s/ KPMG LLP
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KPMG LLP

Albany, New York
August 11, 1999